Exhibit 31.1

CERTIFICATION

I, Christopher Zosh, certify that:

1.    I have reviewed this Amendment No.1 to annual report on Form 10-K/A of Cleveland BioLabs, Inc. for the year ended December 31, 2019; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 29, 2020	/s/ Christopher Zosh
Christopher Zosh
Vice President of Finance (principal executive officer and principal financial officer)